Exhibit 4.12

EXECUTION VERSION

ORDINARY SHARES PURCHASE AGREEMENT

Dated as of March 22, 2022

by and among

SWVL INC.

PIVOTAL HOLDINGS CORP

and

B. RILEY PRINCIPAL CAPITAL, LLC

i

ORDINARY SHARES PURCHASE AGREEMENT

This ORDINARY SHARES PURCHASE AGREEMENT is made and entered into as of March 22, 2022 (this “Agreement”), by and among B. Riley Principal Capital, LLC, a Delaware limited liability company (the “Investor”), Swvl Inc., a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (“SWVL”), and Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned Subsidiary of SWVL (“Holdings”).

RECITALS

WHEREAS, on July 28, 2021, SWVL, Holdings, Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (“SPAC”), Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability (“Cayman Merger Sub”), and Pivotal Merger Sub Company II Limited, a company limited by shares incorporated under the laws of the British Virgin Islands (“BVI Merger Sub”), entered into that certain Business Combination Agreement (the “BCA”), pursuant to which, among other things, (i) SPAC will merge with and into Cayman Merger Sub (the “SPAC Merger”), with Cayman Merger Sub surviving the SPAC Merger and becoming the sole owner of all of the issued and outstanding common shares of BVI Merger Sub, and (ii) following the SPAC Merger, BVI Merger Sub will merge with and into SWVL (the “SWVL Merger”), with SWVL surviving the SWVL Merger as a wholly owned subsidiary of Holdings (the SPAC Merger, the SWVL Merger and each of the other transactions to be completed as a part of or at the same time as the SPAC Merger and the SWVL Merger pursuant to the BCA (as amended and supplemented from time to time), collectively, are referred to herein as the “Business Combination”);

WHEREAS, upon the closing of the Business Combination (the “Business Combination Closing”), among other things, (i) Holdings will change its name to “Swvl Holdings Corp” and, therefore, all references in this Agreement to the “Company” shall mean “Swvl Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands” from and after the Business Combination Closing, (ii) the Company shall be subject to the reporting requirements of the Exchange Act under Section 13(a) or Section 15(d) of the Exchange Act, (iii) the Ordinary Shares shall be registered under the Exchange Act pursuant to Section 12(b) of the Exchange Act, (iv) the Ordinary Shares shall be listed and traded on the Trading Market under the symbol “SWVL”, and (v) the Ordinary Shares may be issued by the Company and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian delivery system;

WHEREAS, each of SWVL, Holdings and the Investor desire to enter into this Agreement on the date hereof and prior to the Business Combination Closing, with the effectiveness of this Agreement delayed until the Business Combination Closing shall have occurred pursuant to the Business Combination Agreement and the Closing under this Agreement shall have occurred on the Closing Date as set forth in Section 2.2 and subject to the satisfaction of the conditions set forth in Section 7.1 of this Agreement (which Closing shall not occur prior to 5:00 p.m., New York City time, on the second (2nd) Trading Day immediately following the date of the Business Combination Closing), it being acknowledged and agreed by each of SWVL, Holdings and the Investor that this Agreement shall be of no force or effect prior to the Closing on the Closing Date;

WHEREAS, following the Business Combination Closing and the Closing hereunder, the Company may, from time to time from and after the Commencement on the Commencement Date and during the Investment Period hereunder, at its election in its sole discretion, issue and sell to the Investor up to $525,000,000, less the Trust Funds Proceeds Amount, in aggregate gross purchase price of newly issued Ordinary Shares (subject to the limitations set forth herein), upon the terms and subject to the satisfaction of the conditions set forth in this Agreement;

WHEREAS, the offer and sale of Ordinary Shares by the Company to the Investor pursuant to this Agreement will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and/or Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Ordinary Shares to the Investor to be made hereunder;

WHEREAS, Holdings and the Investor are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), which shall become effective concurrently with the effectiveness of this Agreement at the Closing on the Closing Date (it being acknowledged and agreed by each of Holdings and the Investor that the Registration Rights Agreement shall be of no force or effect prior to the Closing on the Closing Date), and pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, on the Closing Date the Company shall cause its transfer agent to issue to the Investor the Commitment Shares pursuant to and in accordance with Section 10.1(ii).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF ORDINARY SHARES

Section 2.1. Purchase and Sale of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, from and after the Commencement on the Commencement Date and during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to an amount equal to $525,000,000 less the Trust Fund Proceeds Amount (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares (such maximum aggregate amount of Ordinary Shares, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices and Additional VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective (the “Closing”) upon the delivery of all documents, instruments and writings required to be delivered at the Closing as provided in Section 7.1(v) to the offices of Dorsey & Whitney LLP, 51 West 52nd Street, New York, NY 10019-6119, at 12:00 p.m., New York City time, on the Closing Date; provided, however, that the Closing shall not occur prior to 5:00 p.m., New York City time, on the second (2nd) Trading Day immediately following the date on which the Business Combination Closing shall have occurred. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase and each Additional VWAP Purchase (as applicable). The delivery of Shares in respect of each VWAP Purchase and each Additional VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.3.

Section 2.3. Initial Public Announcements and Required Filings. Not later than the Trading Day immediately following the Closing Date, the Company shall file with the Commission a Report of Foreign Private Issuer on Form 6-K disclosing the execution of this Agreement and the Registration Rights Agreement by the parties hereto and describing the material terms thereof, including, without limitation, the issuance of the Commitment Shares to the Investor in accordance with Section 10.1(ii), and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement and the Registration Rights Agreement by the Company (including all exhibits thereto, the “Form 6-K Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Form 6-K Report prior to filing the Form 6-K Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Form 6-K Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3 (or such earlier time as the transactions contemplated by this Agreement and the Registration Rights Agreement are otherwise publicly disclosed in any report, statement, schedule or other document filed by SWVL, Holdings or the Company with the Commission, or in any press release issued by SWVL, Holdings or the Company prior to the filing of the Form 6-K Report by the Company as described in this Section 2.3), the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. On or before the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

ARTICLE III

PURCHASE TERMS

Effective at the Closing on the Closing Date (which shall not occur prior to 5:00 p.m., New York City time, on the second (2nd) Trading Day immediately following the date on which the Business Combination Closing shall have occurred), and subject to the satisfaction of each of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice for a VWAP Purchase on the applicable Purchase Date therefor, to purchase a specified VWAP Purchase Share Amount, which shall not exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may timely deliver to the Investor a VWAP Purchase Notice for a VWAP Purchase on any Trading Day selected by the Company as the Purchase Date for such VWAP Purchase, so long as (i) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior VWAP Purchases and Additional VWAP Purchases (as applicable) theretofore required to have been delivered to and received by the Investor as DWAC Shares pursuant to this Agreement have been timely received by the Investor as DWAC Shares in accordance with this Agreement. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each VWAP Purchase, the Investor shall provide to the Company a written confirmation for such VWAP Purchase (each, a “VWAP Purchase Confirmation”) setting forth the applicable VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such VWAP Purchase, and the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.2. Additional VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, in addition to VWAP Purchases as described in Section 3.1, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional VWAP Purchase Notice on the same Purchase Date on which the Company timely delivered to the Investor a VWAP Purchase Notice for a VWAP Purchase in accordance with this Agreement, to purchase a specified Additional VWAP Purchase Share Amount, which shall not exceed the applicable Additional VWAP Purchase Maximum Amount, at the applicable Additional VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement (each such purchase, an “Additional VWAP Purchase”). The Company may timely deliver to the Investor an Additional VWAP Purchase Notice for an Additional VWAP Purchase on any Trading Day selected by the Company as the Purchase Date for such Additional VWAP Purchase, so long as (i) such Purchase Date for such Additional VWAP Purchase is also the Purchase Date for a VWAP Purchase with respect to which the Company timely delivered to the Investor a VWAP Purchase Notice therefor prior to the Company’s delivery of such Additional VWAP Purchase Notice for such Additional VWAP Purchase in accordance with this Agreement, (ii) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (iii) all Shares subject to all prior VWAP Purchases and Additional VWAP Purchases (as applicable) theretofore required to have been delivered to and received by the Investor as DWAC Shares pursuant to this Agreement have been timely received by the Investor as DWAC Shares in accordance with this Agreement. The Investor is obligated to accept each Additional VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Additional VWAP Purchase Notice directing the Investor to purchase an Additional VWAP Purchase Share Amount in excess of the applicable Additional VWAP Purchase Maximum Amount that the Company is then permitted to include in such Additional VWAP Purchase Notice, such Additional VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the Additional VWAP Purchase Share Amount set forth in such Additional VWAP Purchase Notice exceeds such applicable Additional VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Additional VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Additional VWAP Purchase Maximum Amount pursuant to such Additional VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date for a VWAP Purchase on which one or more Additional VWAP Purchases also shall have occurred, the Investor shall provide to the Company, together with the applicable VWAP Purchase Confirmation for such VWAP Purchase, a written confirmation for each such Additional VWAP

Purchase (each, an “Additional VWAP Purchase Confirmation”) setting forth the applicable Additional VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Additional VWAP Purchase, and the total aggregate Additional VWAP Purchase Price to be paid by the Investor for the total Additional VWAP Purchase Share Amount purchased by the Investor in such Additional VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any Additional VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.3. Settlement. The Shares constituting the applicable VWAP Purchase Share Amount purchased by the Investor in each VWAP Purchase, and the Shares constituting the applicable Additional VWAP Purchase Share Amount purchased by the Investor in each Additional VWAP Purchase occurring on the same Purchase Date (as applicable), in each case shall be delivered to the Investor as DWAC Shares not later than 10:00 a.m., New York City time, on the Trading Day immediately following the Purchase Date for such VWAP Purchase and for each such Additional VWAP Purchase occurring on such same Purchase Date (as applicable) (the “Purchase Share Delivery Date”). For (a) each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such VWAP Purchase and (2) the applicable VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such VWAP Purchase, and (b) each Additional VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such Additional VWAP Purchase and (2) the applicable Additional VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such Additional VWAP Purchase, in each case via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Additional VWAP Purchase occurring on the same Purchase Date as such VWAP Purchase (as applicable), provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase and Additional VWAP Purchase (as applicable) on such Purchase Share Delivery Date in accordance with the first sentence of this Section 3.3, or, if any of such Shares are received by the Investor after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the Company or its transfer agent shall fail for any reason to deliver to the Investor, as DWAC Shares, any Shares purchased by the Investor in a VWAP Purchase or an Additional VWAP Purchase prior to 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Additional VWAP Purchase occurring on the same Purchase Date (as applicable), and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company on such Purchase Share Delivery Date in respect of such VWAP Purchase or such Additional VWAP Purchase (as applicable), then the Company shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase or such Additional VWAP Purchase (as applicable). The Company shall not issue any fraction of a share of Ordinary Shares to the Investor in connection with any VWAP Purchase or Additional VWAP Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of Ordinary Shares, the Company shall round such fraction of a share of Ordinary Shares up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

Section 3.4. Exemption from Certain Trading Market Shareholder Approval Rules.

(a) Exemption From Nasdaq Listing Rule 5635(d). Prior to the Closing Date, the Company shall have taken all actions, provided all such notices and disclosures, and obtained all consents, approvals, waivers or confirmations required under applicable listing rules of the Trading Market, including, without limitation, under Nasdaq Listing Rule 5613, such that the shareholder approval requirements and share issuance limitations under Nasdaq Listing Rule 5635(d) shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, including, without limitation, the issuance by the Company of the Commitment Shares to the Investor in accordance with Section 10.1(ii) of this Agreement, and the issuance, sale and delivery of up to the Aggregate Limit of Shares in VWAP Purchases and Additional VWAP Purchases (as applicable) that may be effected by the Company during the Investment Period pursuant to this Agreement.

(b) General. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or the BVI Companies Act or (B) a breach of applicable listing rules of the Trading Market.

Section 3.5. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s transfer agent is open for business) confirm orally or in writing to the Investor the number of Ordinary Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.5 and the application of this Section 3.5. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.5 to the extent necessary to properly give effect to the limitations contained in this Section 3.5.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its officers or its sole member is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any Governmental Authority applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the

Registration Rights Agreement. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities. The Investor is acquiring the Securities hereunder in the ordinary course of its business.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby

(including, without limitation, the opinions of the Company’s counsel delivered pursuant to Section 7.1(v) and Section 7.2(xvi)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. Immediately prior to the execution of this Agreement, the Investor did not beneficially own any Ordinary Shares or securities exercisable for or convertible into Ordinary Shares. During the Investment Period, the Investor will not acquire for its own account any Ordinary Shares or securities exercisable for or convertible into Ordinary Shares, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, Ordinary Shares necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase or an Additional VWAP Purchase (as applicable) if the Company or its transfer agent shall have failed for any reason (other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase or such Additional VWAP Purchase (as applicable) to the Investor on the applicable Purchase Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.3 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers or any entity managed or controlled by the Investor or its sole member engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its Affiliates, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling shareholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Securities. The Investor represents, warrants and covenants that it will resell Securities purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY,

SWVL AND HOLDINGS

I. Company Representations, Warranties and Covenants. Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company is a BVI business company registered and validly existing under the BVI Companies Act and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as described in the Commission Documents. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate be expected to have a Material Adverse Effect. Each Subsidiary of the Company is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as described in the Commission Documents, except for such failures to be in good standing or to have such authority and approvals that would not individually or in the aggregate be expected to have a Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate be expected to have a Material Adverse Effect.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice and any Additional VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The maximum number of shares the Company is authorized to issue and the Ordinary Shares issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding Ordinary Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, in respect of consideration in the form of shares or convertible debt for acquisitions that are not “significant” (as defined in Rule 3-05 of Regulation S-X), this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act or under the BVI Companies Act. Except as set forth in the Commission Documents, no Ordinary Shares are entitled to preemptive rights and, except in respect of consideration in the form of shares or convertible debt for acquisitions that are not “significant” (as defined in Rule 3-05 of Regulation S-X), there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement with the Company or any of its Subsidiaries restricting the voting or transfer of any shares of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company Organizational Documents, as in effect on the Closing Date.

Section 5.4. Issuance of Securities. The Commitment Shares have been, and the Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice or a particular Additional VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice and Additional VWAP Purchase Notice, respectively, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Ordinary Shares. 52,500,000 Ordinary Shares have been duly authorized by the Company for issuance as Shares pursuant to one or more VWAP Purchases and Additional VWAP Purchases under this Agreement. The issuance of 52,500,000 Ordinary Shares by the Company, and the acquisition and purchase of such Ordinary Shares by the Investor pursuant to this Agreement, will not contravene any limitations on the number or value of shares that the Company may issue imposed by the BVI Companies Act or the Company Organizational Documents. The Ordinary Shares of the Company conform in all material respects to the descriptions thereof contained in the Commission Documents.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company Organizational Documents or the memorandum and articles of association, articles or certificate of incorporation or bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any U.S. federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including U.S. federal and state securities laws and regulations, the BVI Companies Act and the rules and regulations of the Trading Market or Eligible Market, as applicable), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act, any applicable state securities laws and under the BVI Companies Act, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Since the date on which the Business Combination Closing occurred (the “Business Combination Closing Date”), the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, none of SWVL or any of its Subsidiaries, other than Holdings in connection with the Business Combination, is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Form 6-K Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The Commission has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(b) The historical financial statements of SPAC as of and for any periods ending prior to the Business Combination Closing Date included or incorporated by reference in the Commission Documents, the Initial Registration Statement, any New Registration Statement, and the Prospectus included therein or any Prospectus Supplement thereto, as applicable, together with the related notes and schedules, present fairly, in all material respects, the financial position of SPAC, as of the dates indicated, and its results of operations, cash flows and changes in shareholders’ equity for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The historical consolidated financial statements of SWVL as of and for any periods ending prior to the Business Combination Closing Date included or incorporated by reference in the Commission Documents, the Initial Registration Statement, any New Registration Statement, and the Prospectus included therein or any Prospectus Supplement thereto, as applicable, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of SWVL and its consolidated Subsidiaries, as of the dates indicated, and its results of operations, cash flows and changes in shareholders’ equity for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods indicated (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The historical consolidated financial statements of the Company and its consolidated Subsidiaries as of and for any periods ending on or after the Business Combination Closing Date included or incorporated by reference in the Commission Documents, the Initial Registration Statement, any New Registration Statement, and the Prospectus included therein or any Prospectus Supplement thereto, as applicable, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates indicated, and the results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with IFRS applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma condensed combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Commission Documents, the Initial Registration Statement, any New Registration Statement, and the Prospectus included therein or any Prospectus Supplement thereto, as applicable, comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and its Subsidiaries contained or incorporated by reference in the Commission Documents, the Initial Registration Statement, any New Registration Statement, and the Prospectus included therein and any Prospectus Supplement thereto, as applicable, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents, the Initial Registration Statement, any New Registration Statement, and the Prospectus included therein or any Prospectus Supplement thereto that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, the Initial Registration Statement, any New Registration Statement, and the Prospectus included therein and any Prospectus Supplement thereto, as applicable, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) Except as disclosed in the Commission Documents, since the Business Combination Closing Date, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Commission Documents, the Initial Registration Statement or any New Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Commission Documents, since the Business Combination Closing Date, the Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting. Since the Business Combination Closing Date, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company’s board of directors or any committee thereof.

(d) Grant Thornton Audit and Accounting Limited (Dubai Branch) (the “Accountants”), whose reports on the audited consolidated statement of financial position of SWVL and its consolidated Subsidiaries as of December 31, 2021 and 2020, and the related consolidated statement of comprehensive income, consolidated statement of changes in equity and the consolidated statement of cash flows for the years then ended, including the related notes and which report is to be included as a part of, or incorporated by reference into, the Initial Registration Statement and the Prospectus forming a part of the Initial Registration Statement, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company (or with respect to SWVL at any time prior to the Business Combination Closing Date during which the Accountant was engaged by SWVL as its independent registered public accounting firm).

(e) Since the Business Combination Closing Date, the Company has timely filed all certifications and statements the Company is required to file under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

Section 5.7. Subsidiaries. Exhibit 21.1 of the Merger Proxy Statement/Prospectus sets forth each Subsidiary of the Company as of the Business Combination Closing Date, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Closing Date, other than SPAC and Cayman Merger Sub. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Commission Documents or as would not reasonably be expected to have a Material Adverse Effect.

Section 5.8. No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents or for debt owed to sellers of acquired businesses, since the Business Combination Closing Date: (a) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (b) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice (recognizing that the Company is a high-growth technology company), other than due to any actions taken due to COVID-19 Measures; and (c) none of the Company or any of its Subsidiaries has sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets (including material Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries) other than revocable non-exclusive licenses (or sublicenses) of Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries granted in the ordinary course of business.

Section 5.9. No Undisclosed Liabilities. Except as and to the extent set forth in the Commission Documents or for debt owed to sellers of acquired businesses, none of the Company or any of its Subsidiaries has any liability or obligation of a nature required to be disclosed on a balance sheet in accordance with IFRS (whether accrued, absolute, contingent or otherwise), other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since the Business Combination Closing Date and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.10. Sexual Harassment and Misconduct. As of the Business Combination Closing Date, none of the Company or any of its Subsidiaries has entered into a settlement agreement with a current or former officer, director, employee or independent contractor of the Company or any of its Subsidiaries resolving allegations of sexual harassment or sexual misconduct by an executive officer, director or supervisory employee of the Company or any of its Subsidiaries. Since the Business Combination Closing Date, there have not been any Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, involving allegations of sexual harassment or sexual misconduct by an officer, director or supervisory employee of the Company or any of its Subsidiaries, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.11. Indebtedness; Solvency. Since the Business Combination Closing Date, there has been no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due. The Company is not in nor subject to a bankruptcy or insolvency proceeding in the United States, the BVI or in any other non-U.S. jurisdiction.

Section 5.12. Title to Assets. As of the Business Combination Closing Date, neither the Company nor any of its Subsidiaries owns any real property. The Company or one of its Subsidiaries have good and valid title to all personal property described in the Commission Documents as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the Commission Documents as being leased by the Company or any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not, individually or in the aggregate, have a Material Adverse Effect. Other than due to any COVID-19 Measures, there are no contractual or legal restrictions that preclude or restrict the ability of the Company or any of its Subsidiaries to use any leased real property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company or any of its Subsidiaries. There are no latent defects or adverse physical conditions affecting any real property described in the Commission Documents as being leased by the Company or any of its Subsidiaries, and improvements thereon, other than those that would not have a Material Adverse Effect.

Section 5.13. Actions Pending. There is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, in each case, that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.14. Compliance with Law. The business of the Company and its Subsidiaries has been and is presently being conducted in compliance with all applicable U.S. federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect. There are no material statutes, laws, rules, regulations or ordinances of any Governmental Authority, self-regulatory organization or body that are applicable to the Company or any of its Subsidiaries or to their respective businesses, assets or properties that are required to be described in any Commission Document that are not described therein as required.

Section 5.15. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the

Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17. Permits; Intellectual Property.

(a) Except as disclosed in the Commission Documents, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business as it is now being conducted as disclosed in the Commission Documents (the “Permits”), except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. No suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened in writing, except as would not individually or in the aggregate be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or has been since the Business Combination Closing Date, in conflict with, or in default, breach or violation of (a) any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (b) any Material Agreement or Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or would not reasonably be expected to have a Material Adverse Effect. This Section 5.17(a) does not relate to environmental matters, such items being the subject of Section 5.18.

(b) The Company or one of its Subsidiaries owns or possesses adequate enforceable rights to use all Intellectual Property necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. There are no pending, or to the Company’s Knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ Intellectual Property, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect. No other entity or individual has any right or claim in any of the Company’s or any of its Subsidiaries’ Intellectual Property by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except as would not individually or in the aggregate be expected to have a Material Adverse Effect. The Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

Section 5.18. Environmental Compliance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each of the Company and its Subsidiaries (A) is and has been in compliance with applicable Environmental Laws and (B) holds and is and has been in compliance with all Environmental Permits; and (ii) all Environmental Permits were validly issued and are in full force and effect, and all applications, notices or other documents have been timely filed to effect timely renewal, issuance or reissuance of such Environmental Permits. None of the Company or any of its Subsidiaries has been or is the subject of any Environmental Claim, and no Environmental Claim is pending or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any Person whose liability for the Environmental Claim was or may have been retained or assumed by contract or by operation of law or pursuant to any order by any Governmental Authority by the Company or any of its Subsidiaries, except for any such Environmental Claims that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Hazardous Materials are present at, on, under or emanating from any properties or facilities currently leased, operated or used or previously owned, leased, operated or used, in circumstances that would reasonably be expected to form the basis for a material Environmental Claim against, or a requirement for investigation or remediation pursuant to applicable Environmental Law by, the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any of its Subsidiaries has Released, disposed of, or arranged to dispose of, any Hazardous Materials in a manner, or to a location, that would reasonably be expected to result in a material Environmental Claim, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No material lien imposed by any Governmental Authority having jurisdiction pursuant to any Environmental Law is currently outstanding as to any assets owned, leased or operated by the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.19. Material Agreements. Except as set forth in the Company’s annual report on Form 20-F, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to such annual report on Form 20-F (collectively, “Material Agreements”). Each of the Material Agreements described in the Commission Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 5.20. Transactions with Affiliates. Except as set forth in the Company’s most recent annual report on Form 20-F, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s shareholders owning 5.0% or more of the Company’s common shares, the officers or directors of any shareholder of the Company owning 5.0% or more of the Company’s common shares, or any immediate family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Form 20-F that is not disclosed in such annual report.

Section 5.21. Employees; Labor Laws. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Commission Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect. There are no strikes, lockouts or work stoppages existing or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries with respect to any employees of the Company or any of its Subsidiaries or any other individuals who have provided services with respect to the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 5.22. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company and its Subsidiaries in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.23. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and/or a Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement, the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.24. ERISA. The “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored or maintained by the Company or its Subsidiaries are operated in compliance in all material respects with ERISA to the extent applicable, except where the failure to be in compliance would not be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any entity that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would reasonably be expected to be a material liability of the Company. Neither the Company nor any of its Subsidiaries (i) sponsors or maintains any plan that is subject to Title IV of ERISA or is intended to be qualified under Section 401(a) of the Code or (ii) reasonably expects to incur any material liability under Title IV of ERISA.

Section 5.25. Taxes. The Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company). The Company has not received any notice nor does it have any Knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

Section 5.26. Insurance. (i) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks in such amounts and subject to such self-insurance retentions as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (iv) the Company and its Subsidiaries have no reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.9 through 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such Securities under federal or state securities laws, nor will any such Securities be subject to stop transfer instructions.

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities by the Company to the Investor under this Agreement.

Section 5.29. No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration under the Securities Act or any applicable state securities laws of the offer, issuance and sale of any of the Securities by the Company to the Investor pursuant to this Agreement, whether through integration with prior offerings or otherwise. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration under the Securities Act or any applicable state securities laws of the offer, issuance and sale of any of the Securities by the Company to the Investor pursuant to this Agreement or cause the offering of any of the Securities by the Company to be integrated with any other offering of securities of the Company.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing shareholders and could significantly increase the outstanding number of Ordinary Shares. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a VWAP Purchase Notice and an Additional VWAP Purchase Notice, as applicable, in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, in each case in a manner not permitted by applicable law. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.32. Securities Act. The Company has complied and shall comply with all applicable U.S. federal and state securities laws, including, without limitation, the applicable requirements of the Securities Act, and has complied and shall comply with the BVI Companies Act in connection with the offer, issuance and sale of the Securities hereunder. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently, and has not been since the Business Combination Closing Date, an issuer identified in, or subject to, Rule 144(i). Prior to the Closing Date, the Company has filed current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) with the Commission reflecting its status as an entity that is not a shell company.

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. As of the Closing Date, the Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and since the Closing Date, the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Since the Closing Date, the Company has not received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. As of the Closing Date and as of the Commencement Date, the Company was in compliance with all applicable listing and maintenance requirements of the Trading Market. From and after the Closing Date, the Ordinary Shares may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. Since the Closing Date, the Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Organizational Documents or the BVI Companies Act, which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.35. Certain Business Practices.

(a) The Company, each of its Subsidiaries, and each of their respective directors, officers and, to the Company’s Knowledge, each of their respective employees, agents and other third parties acting on behalf of the Company or any of its Subsidiaries, is and has been in compliance with applicable Anti-Corruption Laws since the Business Combination Closing Date.

(b) Since the Business Combination Closing Date, the Company, its Subsidiaries, and each of their respective directors, officers and, to the Company’s Knowledge, their respective employees, agents and other third parties acting on behalf of the Company or any of its Subsidiaries, have not: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; or (ii) directly or indirectly, made, given, offered, authorized, or promised to make, give, offer or authorize the unlawful payment of any money, commission, reward, gift, hospitality, entertainment, inducement or anything else of value (including any facilitation payment), to: (A) any Government Official; (B) any non-U.S. political party or party official or any candidate for non-U.S. political office; or (C) any other person, in each case in violation of applicable Anti-Corruption Laws.

(c) None of the Company’s or its Subsidiaries’ directors and officers is a Government Official.

(d) Since the Business Combination Closing Date, none of the Company, its Subsidiaries, any of their respective directors or officers, or, to the Company’s Knowledge, any of their respective employees or agents acting on behalf of the Company or any of its Subsidiaries has directly or indirectly violated any applicable Export Control and Economic Sanctions Laws.

(e) Since the Business Combination Closing Date, none of the Company, its Subsidiaries, any of their respective directors or officers, or to the Company’s Knowledge, any of their respective employees or agents acting on behalf of the Company or any of its Subsidiaries is or has been (i) a Sanctioned Person, (ii) controlled by a Sanctioned Person, (iii) operating, conducting business, or participating in any transaction in or with any Sanctioned Jurisdiction in any manner that would violate applicable Export Control and Economic Sanctions Laws, or (iv) engaging in dealings with any Sanctioned Person in any manner that would violate applicable Export Control and Economic Sanctions Laws.

Section 5.36. [Reserved].

Section 5.37. Foreign Private Issuer Status. Upon the Business Combination Closing and thereafter, the Company is and shall be a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

Section 5.38. PFIC Status. The Company does not intend to operate in such a manner as to qualify as a “passive foreign investment company,” as such term is defined in the Code (a “PFIC”); provided, however, (x) the Company makes no representations that the Company has not, is not or will not be a PFIC with respect to any preceding, current or future taxable year and (y) the Company may be a PFIC with respect to the taxable year that includes the Business Combination Closing Date.

Section 5.39. Emerging Growth Company Status. Upon the Business Combination Closing and thereafter, the Company is and shall be an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

Section 5.40. IT Systems. (i)(x) To the Knowledge of Company, there has been no security breach or other compromise of any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 5.41. Compliance with Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable Privacy Laws. To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Information and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any of its Policies have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Section 5.42. No Disqualification Events. As of the Closing Date and as of the Commencement Date, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Prior to the Closing Date, the Company shall have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.43. Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Section 5.44. Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 10.2(ii) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 10.2(ii) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Registration Rights Agreement or any of the transactions contemplated hereby or thereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 10.2(ii) of this Agreement.

Section 5.45. No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under BVI, United States federal or New York State law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any BVI, United States federal or New York State court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and the Registration Rights Agreement. Subject to the qualifications and limitations set forth in the Merger Proxy Statement/Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by a BVI court. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 10.2(ii) of this Agreement.

Section 5.46. BVI Taxation. No transaction, stamp or other issuance or transfer taxes or duties, and no capital gain, income, transfer, withholding or other tax or duty is payable in the BVI by or on behalf of the Investor to any BVI tax authority or agency in connection with (i) the issuance, sale and delivery of the Securities by the Company to the Investor; (ii) the purchase and acquisition of the Securities by the Investor from the Company; (iii) the holding, transfer or resale of the Securities by the Investor; or (iv) the execution and delivery of this Agreement by the parties hereto and the execution and delivery of the other Transaction Documents by the parties thereto or the performance by the parties thereto of their respective obligations thereunder.

Section 5.47. The BVI Companies Act. The Company is in full compliance with all provisions of the BVI Companies Act applicable to the Company, including, without limitation, in connection with the Company’s execution and delivery of this Agreement, the Registration Rights Agreement and the other Transaction Documents to which it is a party and the performance by the Company of its obligations hereunder and thereunder (including the offer and sale of the Securities by the Company to the Investor pursuant to, in accordance with and subject to the terms and conditions of this Agreement and the registration for resale by the Investor of the Registrable Securities under the Securities Act pursuant to the Registration Rights Agreement).

II. SWVL and Holdings Representations and Warranties. SWVL and Holdings, jointly and severally, hereby make the following representations and warranties to the Investor as of the date of this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement until the Business Combination Closing, at which time such representations and warranties shall have no further force or effect and shall be superseded in their entirety by the representations, warranties and covenants of the Company set forth above in Subsection I of this Article V:

Section 5.48. Organization, Good Standing and Power. Each of SWVL and Holdings is a BVI business company registered and validly existing under the BVI Companies Act and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as described in the Commission Documents. Each of SWVL and Holdings is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate expected to have a SWVL Material Adverse Effect.

Section 5.49. Authorization, Enforcement. Each of SWVL and Holdings has the requisite corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by each of SWVL and Holdings and constitutes a valid and binding obligation of each of SWVL and Holdings enforceable against each of SWVL and Holdings in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.50. No Conflicts. The execution and delivery by each of SWVL and Holdings of this Agreement does not and shall not (i) result in a violation of any provision of the SWVL Organizational Documents or the Holdings Organizational Documents, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which SWVL or Holdings is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of SWVL or Holdings under any agreement or any commitment to which SWVL or Holdings is a party or by which SWVL or Holdings is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any U.S. federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to SWVL or Holdings or by which any property or asset of SWVL or Holdings are bound or affected (including U.S. federal and state securities laws and regulations, the BVI Companies Act and the rules and regulations of the Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a SWVL Material Adverse Effect.

Section 5.51. SWVL Historical Consolidated Financial Statements. The historical consolidated financial statements of SWVL as of and for any periods ending prior to the Business Combination Closing Date included or incorporated by reference in the Merger Proxy Statement/Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of SWVL and its consolidated Subsidiaries, as of the dates indicated, and its results of operations, cash flows and changes in shareholders’ equity for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in accordance with IFRS as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods indicated (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved.

Section 5.52. Accountants. As of the date of this Agreement, the Accountants are independent public accountants with respect to SWVL within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To SWVL’s Knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to SWVL at any time prior to the Business Combination Closing Date during which the Accountants were engaged by SWVL as its independent registered public accounting firm.

Section 5.53. No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in the Merger Proxy Statement/Prospectus, since June 30, 2021: (a) SWVL has not experienced or suffered any SWVL Material Adverse Effect, and there exists no current state of facts, condition or event which would have a SWVL Material Adverse Effect; (b) SWVL and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice (recognizing that SWVL is a high-growth technology company), other than due to any actions taken due to COVID-19 Measures; and (c) none of SWVL or any of its Subsidiaries has sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets (including material Intellectual Property owned or purported to be owned by SWVL or any of its Subsidiaries) other than revocable non-exclusive licenses (or sublicenses) of Intellectual Property owned or purported to be owned by SWVL or any of its Subsidiaries granted in the ordinary course of business.

Section 5.54. No Undisclosed Liabilities. Except as and to the extent set forth in the Merger Proxy Statement/Prospectus or for debt owed to sellers of acquired businesses, none of SWVL or any of its Subsidiaries, including Holdings, has any liability or obligation of a nature required to be disclosed on a balance sheet in accordance with IFRS (whether accrued, absolute, contingent or otherwise), other than those incurred in the ordinary course of SWVL’s or its Subsidiaries respective businesses since June 30, 2021 and which, individually or in the aggregate, would not reasonably be expected to have a SWVL Material Adverse Effect.

Section 5.55. Sexual Harassment and Misconduct. At no time prior to the Business Combination Closing Date has SWVL or any of its Subsidiaries entered into a settlement agreement with a current or former officer, director, employee or independent contractor of the SWVL or any of its Subsidiaries resolving allegations of sexual harassment or sexual misconduct by an executive officer, director or supervisory employee of SWVL or any of its Subsidiaries. At no time prior to the Business Combination Closing Date have there been any Actions pending or, to SWVL’s Knowledge, threatened against SWVL or any of its Subsidiaries, in each case, involving allegations of sexual harassment or sexual misconduct by an officer, director or supervisory employee of SWVL or any of its Subsidiaries, in each case that would, individually or in the aggregate, reasonably be expected to have a SWVL Material Adverse Effect.

Section 5.56. Indebtedness; Solvency. As of the date of this Agreement, there is no existing or continuing default or event of default in respect of any Indebtedness of SWVL or any of its Subsidiaries. Neither SWVL nor Holdings has taken any steps, and neither SWVL nor Holdings currently expects to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does SWVL or Holdings have any knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law or any law for the relief of debtors. Neither SWVL nor Holdings is in or subject to a bankruptcy or insolvency proceeding in the BVI, the Cayman Islands or in any other non-U.S. jurisdiction.

Section 5.57. Title to Assets. As of the date of this Agreement, neither SWVL nor any of its Subsidiaries owns any real property. SWVL or one of its Subsidiaries has good and valid title to all personal property described in the Commission Documents as being owned by them that are material to the businesses of SWVL or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by SWVL and its Subsidiaries or (ii) would not, individually or in the aggregate, have a SWVL Material Adverse Effect. Any real property described in the

Commission Documents as being leased by SWVL or any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by SWVL or any of its Subsidiaries or (B) would not, individually or in the aggregate, have a SWVL Material Adverse Effect. Other than due to any COVID-19 Measures, there are no contractual or legal restrictions that preclude or restrict the ability of SWVL or any of its Subsidiaries to use any leased real property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to SWVL or any of its Subsidiaries. There are no latent defects or adverse physical conditions affecting any real property described in the Commission Documents as being leased by SWVL or any of its Subsidiaries, and improvements thereon, other than those that would not have a SWVL Material Adverse Effect.

Section 5.58. Actions Pending. There is no Action pending or, to the knowledge of SWVL, threatened against SWVL or any of its Subsidiaries, or any property or asset of SWVL or any of its Subsidiaries, in each case, that would reasonably be expected to have a SWVL Material Adverse Effect. Neither SWVL nor any of its Subsidiaries nor any property or asset of SWVL or any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case that would, individually or in the aggregate, reasonably be expected to have a SWVL Material Adverse Effect.

Section 5.59. Compliance with Law. The business of SWVL and its Subsidiaries has been and is presently being conducted in compliance with all applicable U.S. federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a SWVL Material Adverse Effect. Neither SWVL nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Authority applicable to SWVL or any of its Subsidiaries, and neither SWVL nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a SWVL Material Adverse Effect. There are no material statutes, laws, rules, regulations or ordinances of any Governmental Authority, self-regulatory organization or body that are applicable to SWVL or any of its Subsidiaries or to their respective businesses, assets or properties that are required to be described in any Commission Document that are not described therein as required.

Section 5.60. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by SWVL or Holdings to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.58 incurred by SWVL or Holdings that may be due or payable in connection with the transactions contemplated by this Agreement.

Section 5.61. Disclosure. Each of SWVL and Holdings confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning SWVL or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. Each of SWVL and Holdings understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding SWVL and its Subsidiaries, their businesses and the transactions contemplated by this Agreement furnished in writing by or on behalf of SWVL or any of its Subsidiaries for purposes of or in connection with this Agreement (other than forward-looking information and projections and information of a general economic nature and general information about SWVL’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.62. Permits; Intellectual Property.

(a) Except as disclosed in the Commission Documents, each of SWVL and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of SWVL and its Subsidiaries to own, lease and operate its properties and to carry on its business as it is now being conducted as disclosed in the Commission Documents (the “SWVL Permits”), except where the failure to have such SWVL Permits would not reasonably be expected to have a SWVL Material Adverse Effect. No suspension or cancellation of any of the SWVL Permits is pending or, to SWVL’s Knowledge, threatened in writing, except as would not individually or in the aggregate be expected to have a SWVL Material Adverse Effect. Neither SWVL nor any of its Subsidiaries is, or has been since June 30, 2021, in conflict with, or in default, breach or violation of (a) any statute, law, ordinance, rule or regulation applicable to SWVL or any of its Subsidiaries or by which any property or asset of SWVL or any of its Subsidiaries is bound or affected, or (b) any Material Agreement or SWVL Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or would not reasonably be expected to have a SWVL Material Adverse Effect. This Section 5.60(a) does not relate to environmental matters, such items being the subject of Section 5.61.

(b) SWVL or one of its Subsidiaries owns or possesses adequate enforceable rights to use all Intellectual Property necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a SWVL Material Adverse Effect. Neither SWVL nor any of its Subsidiaries has received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a SWVL Material Adverse Effect. There are no pending, or to SWVL’s Knowledge, threatened judicial proceedings or interference proceedings challenging SWVL’s or any of its Subsidiaries’ rights in or to or the validity of the scope of any of SWVL’s or its Subsidiaries’ material Intellectual Property, except as would not individually or in the aggregate be expected to have a SWVL Material Adverse Effect. No other entity or individual has any right or claim in any of SWVL’s or any of its Subsidiaries’ Intellectual Property by virtue of any contract, license or other agreement entered into between such entity or individual and SWVL or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by SWVL or any of its Subsidiaries, except as would not individually or in the aggregate be expected to have a SWVL Material Adverse Effect. Neither SWVL nor Holdings has received any written notice of any claim challenging the rights of SWVL or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by SWVL or any of its Subsidiaries which claim, if the subject of an unfavorable decision, would result in a SWVL Material Adverse Effect.

Section 5.63. Environmental Compliance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each of SWVL and its Subsidiaries (A) is and has been in compliance with applicable Environmental Laws and (B) holds and is and has been in compliance with all Environmental Permits; and (ii) all Environmental Permits were validly issued and are in full force and effect, and all applications, notices or other documents have been timely filed to effect timely renewal, issuance or reissuance of such Environmental Permits. None of SWVL or any of its Subsidiaries has been or is the subject of any Environmental Claim, and no Environmental Claim is pending or to SWVL’s Knowledge, threatened against SWVL or any of its Subsidiaries or against any Person whose liability for the Environmental Claim was or may have been retained or assumed by contract or by operation of law or pursuant to any order by any Governmental Authority by SWVL or any of its Subsidiaries, except for any such Environmental Claims that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Hazardous Materials are present at, on, under or emanating from any properties or facilities currently leased, operated or used or previously owned, leased, operated or used, in circumstances that would reasonably be expected to form the basis for a material Environmental Claim against, or a requirement for investigation or remediation pursuant to applicable Environmental Law by, SWVL or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of SWVL or any of its Subsidiaries has Released, disposed of, or arranged to dispose of, any Hazardous Materials in a manner, or to a location, that would reasonably be expected to result in a material Environmental Claim, except as would not reasonably be expected to have, individually or in the aggregate, a SWVL Material Adverse Effect. No material lien imposed by any Governmental Authority having jurisdiction pursuant to any Environmental Law is currently outstanding as to any assets owned, leased or operated by SWVL or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a SWVL Material Adverse Effect.

Section 5.64. Transactions with Affiliates. Except as set forth in the Merger Proxy Statement/Prospectus, none of the officers or directors of Holdings or SWVL and, to the Knowledge of Holdings or SWVL, none of Holdings’ or SWVL’s shareholders owning 5.0% or more of Holdings’ or SWVL’s common shares, the officers or directors of any shareholder of Holdings or SWVL owning 5.0% or more of Holdings’ or SWVL’s common shares, or any immediate family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction that is not disclosed in such Merger Proxy Statement/Prospectus.

Section 5.65. Employees; Labor Laws. No material labor dispute with the employees of SWVL or any of its Subsidiaries exists, except as described in the Merger Proxy Statement/Prospectus, or, to SWVL’s Knowledge, is imminent; and SWVL is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers or contractors that would reasonably be expected to have an SWVL Material Adverse Effect. Neither SWVL nor any of its Subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have an SWVL Material Adverse Effect. There are no strikes, lockouts or work stoppages existing or, to SWVL’s Knowledge, threatened, against SWVL or any of its Subsidiaries with respect to any employees of SWVL or any of its Subsidiaries or any other individuals who have provided services with respect to SWVL or any of its Subsidiaries that would reasonably be expected to have a SWVL Material Adverse Effect.

Section 5.66. ERISA. Neither SWVL nor any of its Subsidiaries maintains, sponsors or contributes to, or has any liability with respect to, any “employee benefit plans” (as defined under ERISA).

Section 5.67. Taxes. SWVL and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a SWVL Material Adverse Effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to pay would not reasonably be expected to have a SWVL Material Adverse Effect, or except as currently being contested in good faith and for which reserves required by IFRS have been created in the consolidated financial statements of SWVL). SWVL has not received any notice nor does it have any Knowledge of any tax deficiency which could reasonably be expected to be determined adversely to SWVL or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

Section 5.68. PFIC Status. As of the Business Combination Closing Date, Holdings does not intend to operate in such a manner as to qualify as a “passive foreign investment company,” as such term is defined in the Code (a “PFIC”); provided, however, (x) Holdings makes no representations that Holdings has not, is not or will not be a PFIC with respect to any preceding, current or future taxable year and (y) Holdings may be a PFIC with respect to the taxable year that includes the Business Combination Closing Date.

Section 5.69. Investment Company Act Status. Neither SWVL nor Holdings is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.70. Insurance. (i) SWVL and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks in such amounts and subject to such self-insurance retentions as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring SWVL or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) SWVL and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by SWVL or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (iv) SWVL and its Subsidiaries have no reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a SWVL Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

Section 5.71. No General Solicitation or Advertising. None of Holdings, SWVL or any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities by the Company to the Investor under this Agreement.

Section 5.72. Manipulation of Price. None of Holdings or SWVL, nor any of their respective officers, directors or Affiliates has, and, to SWVL’s and Holdings’ Knowledge, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, in each case in a manner not permitted by applicable law.

Section 5.73. Certain Business Practices.

(a) Holdings, SWVL, each of its Subsidiaries, and each of their respective directors, officers and, to SWVL’s Knowledge, each of their respective employees, agents and other third parties acting on behalf of SWVL or any of its Subsidiaries, is and has been in compliance with applicable Anti-Corruption Laws since the date of its formation.

(b) Since the date of its formation, Holdings, SWVL, its Subsidiaries, and each of their respective directors, officers and, to SWVL’s Knowledge, their respective employees, agents and other third parties acting on behalf of SWVL or any of its Subsidiaries, have not: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; or (ii) directly or indirectly, made, given, offered, authorized, or promised to make, give, offer or authorize the unlawful payment of any money, commission, reward, gift, hospitality, entertainment, inducement or anything else of value (including any facilitation payment), to: (A) any Government Official; (B) any non-U.S. political party or party official or any candidate for non-U.S. political office; or (C) any other person, in each case in violation of applicable Anti-Corruption Laws.

(c) None of Holdings’, SWVL’s or its Subsidiaries’ directors and officers is a Government Official.

(d) Since the date of its formation, none of Holdings, SWVL, its Subsidiaries, any of their respective directors or officers, or, to SWVL’s Knowledge, any of their respective employees or agents acting on behalf of SWVL or any of its Subsidiaries has directly or indirectly violated any applicable Export Control and Economic Sanctions Laws.

(e) Since the date of its formation, none of Holdings, SWVL, its Subsidiaries, any of their respective directors or officers, or to SWVL’s Knowledge, any of their respective employees or agents acting on behalf of SWVL or any of its Subsidiaries is or has been (i) a Sanctioned Person, (ii) controlled by a Sanctioned Person, (iii) operating, conducting business, or participating in any transaction in or with any Sanctioned Jurisdiction in any manner that would violate applicable Export Control and Economic Sanctions Laws, or (iv) engaging in dealings with any Sanctioned Person in any manner that would violate applicable Export Control and Economic Sanctions Laws.

Section 5.74. IT Systems. (i)(x) To SWVL’s Knowledge, there has been no security breach or other compromise of any of SWVL’s or its Subsidiaries’ IT Systems and Data and (y) SWVL has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a SWVL Material Adverse Effect; (ii) SWVL is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a SWVL Material Adverse Effect; and (iii) SWVL has implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 5.75. Compliance with Privacy Laws. SWVL and its Subsidiaries are, and at all prior times were, in material compliance with all applicable Privacy Laws. To ensure compliance with the Privacy Laws, SWVL has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with its Policies. SWVL has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any of its Policies have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. SWVL further certifies that neither it nor any of its Subsidiaries: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and SWVL has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Section 5.76. Acknowledgement Regarding Investor’s Acquisition of Securities. Each of Holdings and SWVL acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated hereby. Each of Holdings and SWVL further acknowledges that the Investor is not acting as a financial advisor or fiduciary of Holdings or SWVL (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. Each of Holdings and SWVL further represents to the Investor that its decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by it and its representatives. Each of Holdings and SWVL acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Article IV.

Section 5.77. Submission to Jurisdiction. Each of Holdings and SWVL has the power to submit, and pursuant to Section 10.2(ii) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court, and each of Holdings and SWVL has the power to designate, appoint and authorize, and pursuant to Section 10.2(ii) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or any of the transactions contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over Holdings and SWVL as provided in Section 10.2(ii) of this Agreement.

Section 5.78. No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither Holdings nor SWVL nor any of its respective properties, assets or revenues has any right of immunity under BVI, United States federal or New York State law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any BVI, United States federal or New York State court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. Subject to the qualifications and limitations set forth in the Merger Proxy Statement/Prospectus, a final and conclusive judgment against Holdings or SWVL for a definitive sum of money entered by any court in the United States may be enforced by a BVI court. To the extent that Holdings or SWVL or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of Holdings and SWVL waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 10.2(ii) of this Agreement.

Section 5.79. The BVI Companies Act. Each of Holdings and SWVL is in full compliance with all provisions of the BVI Companies Act applicable to Holdings and SWVL, including, without limitation, in connection with their execution and delivery of this Agreement.

Section 5.80. SPAC SEC Reports; SPAC Financial Statements.

(a) SPAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Commission, together with any amendments, restatements or supplements thereto (collectively, the “SPAC SEC Reports”). As of their respective dates, the SPAC SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SPAC SEC Report that is a registration statement, or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any other SPAC SEC Report.

(b) The historical financial statements of SPAC as of and for any periods ending prior to the Business Combination Closing Date included or incorporated by reference in the SPAC SEC Reports and the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the financial position of SPAC, as of the dates indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission), and its results of operations, cash flows and changes in shareholders’ equity for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. Except as and to the extent set forth in the SPAC SEC Reports or the Commission Documents, SPAC does not have any liability or obligation of a nature required to be disclosed on a balance sheet in accordance with GAAP (whether accrued, absolute, contingent or otherwise).

(c) Except as and to the extent set forth in the SPAC SEC Reports or the Commission Documents, SPAC has no material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations arising in the ordinary course of SPAC’s business.

(d) SPAC is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of The Nasdaq Capital Market.

(e) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC, and SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) Neither SPAC (including, to the knowledge of SWVL and Holdings, any employee thereof) nor SPAC’s independent auditors has identified or been made aware of (i) any fraud that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (ii) as of the date of this Agreement, any claim or allegation regarding any of the foregoing.

(g) As of the date of this Agreement, there are no outstanding comments from the SEC with respect to the SPAC SEC Reports. To the Knowledge of SWVL and Holdings, none of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.81. Investment Company Act Status. SPAC is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.82. [Reserved]

Section 5.83. SPAC Trust Fund. As of the date of this Agreement, SPAC has no less than $345,000,000 in the trust fund established by SPAC for the benefit of its public shareholders (the “Trust Fund”) (including, if applicable, an aggregate of approximately $12,075,000 of deferred underwriting discounts and commissions being held in the Trust Fund) maintained in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of January 19, 2021, between SPAC and the Trustee (as amended, the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or the Trustee. There are no separate contracts, agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied): (i) between SPAC or its Affiliates and the Trustee that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect; or (ii) that would entitle any person (other than shareholders of SPAC who shall have validly exercised their Redemption Rights) to any portion of the proceeds in the Trust Account. Prior to the Business Combination Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of redemption rights in accordance with the provisions of the SPAC Organizational Documents. To SWVL’s and Holdings’ Knowledge, following the Business Combination Closing, no shareholder of SPAC shall be entitled to receive any amount from the Trust Account except to the extent such shareholder is exercising its redemption rights in accordance with the provisions of the SPAC Organizational Documents. As of the date of this Agreement, there are no Actions pending or, to the knowledge of SWVL and Holdings, threatened in writing with respect to the Trust Account. As of the date of this Agreement, SWVL and Holdings have no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC at the Business Combination Closing.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. After the Closing Date, the Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Approval of Ordinary Shares. As of the Closing Date, the Company shall approve and keep available at all times, free of subscription rights, rights of first refusal and other similar rights of shareholders, the requisite aggregate number of authorized but unissued Ordinary Shares to enable the Company to timely effect (i) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii) hereof within the time period specified in Section 10.1(ii) hereof, (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (ii), at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase, and (iii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each Additional VWAP Purchase effected under this Agreement, in the case of this clause (iii), at least prior to the delivery by the Company to the Investor of the applicable Additional VWAP Purchase Notice in connection with such Additional VWAP Purchase. Without limiting the generality of the foregoing, (a) as of the Closing Date, the Company shall have approved up to 450,000 Ordinary Shares solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 10.1(ii) hereof within the time period specified in Section 10.1(ii) hereof, and (b) as of the Closing Date the Company shall have approved, and as of the Commencement Date shall have approved 52,500,000 Ordinary Shares solely for the purpose of issuing Shares pursuant to one or more VWAP Purchases and Additional VWAP Purchases that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date under this Agreement.

Section 6.3. Registration and Listing. From and after the Closing Date, the Company shall use its commercially reasonable efforts to cause the Ordinary Shares to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. From and after the Closing Date, the Company shall use its commercially reasonable efforts to continue the listing and trading of its Ordinary Shares and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Ordinary Shares to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company shall comply, and cause each of its Subsidiaries to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with applicable provisions of the Securities Act, the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market (or Eligible Market, as applicable), and the BVI Companies Act, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing, neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, Anti-Corruption Laws and Export Control and Economic Sanctions Laws.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit, the dates and VWAP Purchase Share Amount for each VWAP Purchase, and the dates and Additional VWAP Purchase Share Amount for each Additional VWAP Purchase.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each VWAP Purchase Notice and each Additional VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. From and after the Closing Date, the Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the Trading Day immediately following the Closing Date in accordance with Section 10.1(ii), and (ii) the Shares to the Investor in respect of a VWAP Purchase, and each Additional VWAP Purchase effected by the Company on the same Purchase Date for such VWAP Purchase, in each case not later than the applicable Purchase Share Delivery Date with respect to such VWAP Purchase and each such Additional VWAP Purchase (as applicable) in accordance with Section 3.3. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. From and after the Closing Date, the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Shares Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. From and after the Closing Date, the Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person after the Closing Date. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If, during the Investment Period, a VWAP Purchase Notice or an Additional VWAP Purchase Notice has been timely and properly delivered by the Company to the Investor pursuant to this Agreement and the transactions contemplated therein have not yet been fully settled in accordance with Section 3.3 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to the VWAP Purchase or Additional VWAP Purchase (as applicable) to which such VWAP Purchase Notice or Additional VWAP Purchase Notice (as applicable) relates.

Section 6.9. Selling Restrictions.

(i) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII (the “Restricted Period”), none of the Investor, its officers, its sole member, or any entity managed or controlled by the Investor or its sole member (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares, with respect to each of clauses (i) and (ii) hereof, either for its own account or for the account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of Ordinary Shares equal to the number of Shares that the Investor is unconditionally obligated to purchase under a pending VWAP Purchase Notice and/or under any one or more pending Additional VWAP Purchase Notices, but has not yet received from the Company or its transfer agent pursuant to this Agreement, so long as (X) the Investor (or its Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such VWAP Purchase Notice and the Shares purchased pursuant to such pending Additional VWAP Purchase Notices (as applicable) to the purchaser thereof promptly upon the Investor’s receipt of such Shares from the Company in accordance with Section 3.3 of this Agreement and (Y) neither the Company or its transfer agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Date for such VWAP Purchase and such Additional VWAP Purchases (as applicable) in accordance with Section 3.3 of this Agreement.

(ii) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. From and after the Closing Date, the Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. None of SWVL or Holdings prior to the Business Combination Closing Date, or the Company or any of its Subsidiaries from and after the Business Combination Closing Date, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about SWVL or Holdings or the Company to the Investor, unless a simultaneous public announcement thereof is made by such Person. In the event of a breach of the foregoing covenant by any of SWVL or Holdings prior to the Business Combination Closing Date, or by the Company or any of its Subsidiaries from and after the Business Combination Closing Date, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the breaching party and (ii) after such notice has been provided to the breaching party and, provided that the breaching party shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval any of SWVL or Holdings, or any of their respective directors, officers, employees or agents, prior to the Business Combination Closing Date, and without the prior approval of the Company or any of its Subsidiaries, or any of their respective directors, officers, employees or agents, from and after the Business Combination Closing Date. The Investor shall not have any liability to SWVL or Holdings, the Company or any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure.

Section 6.13. Broker-Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Company’s transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14. Disclosure Schedule.

(i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.1(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15. Delivery of Bring Down Negative Assurance Letters and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following (i) the end of each PEA Period, if the Company is required under the Securities Act to file with the Commission (A) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Company files with the Commission (A) an annual report on Form 20-F under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (B) an amendment on Form 20-F/A to an annual report on Form 20-F under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 20-F, and (C) a Commission Document under the Exchange Act (other than those referred to in clause (ii)(A) of this Section 6.15), including, without limitation, Report of Foreign Private Issuer on Form 6-K which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the

Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a Report of Foreign Private Issuer on Form 6-K that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 6.15), in each case of this clause (ii) if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any New Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of clauses (i) or (ii), not more than once per calendar quarter, the Company shall (I) deliver to the Investor a Compliance Certificate, dated such date, and (II) cause to be furnished to the Investor a negative assurances “bring down” from the Company’s outside U.S. counsel, substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such letter, a “Bring Down Letter”).

ARTICLE VII

CONDITIONS TO CLOSING, COMMENCEMENT AND PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Business Combination Closing. The Business Combination Closing shall have occurred at least two (2) Trading Days prior to the Closing Date, and as of the Closing Date, each of SWVL and Cayman Merger Sub are wholly owned Subsidiaries of the Company (formerly Holdings).

(ii) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Accuracy of Representations and Warranties of SWVL, Holdings and the Company. The representations and warranties of SWVL and Holdings contained in this Agreement (a) that are not qualified by “materiality” or “SWVL Material Adverse Effect” (as applicable) shall be true and correct in all material respects as of the date of this Agreement, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “SWVL Material Adverse Effect” (as applicable)

shall be true and correct as of the date of this Agreement, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iv) Payment of Document Preparation Fee; Issuance of Commitment Shares. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor (or the Investor’s counsel) on or prior to the date hereof, the Document Preparation Fee in accordance with Section 10.1(i), all of which Document Preparation Fee shall be fully earned and non-refundable as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases or Additional VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases or Additional VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(v) Closing Deliverables. On the date of this Agreement and prior to the Closing, each of SWVL, Holdings and the Investor shall have delivered counterpart signature pages of this Agreement executed by such party hereto, and each of Holdings and the Investor shall have delivered counterpart signature pages of the Registration Rights Agreement executed by such party thereto, as contemplated by Section 2.2. At the Closing, the Investor or its counsel shall have received the following (a) the opinions of the Company’s outside U.S. counsel and outside BVI counsel, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, (b) the closing certificate, in the form of Exhibit B hereto, executed by the Company and dated the Closing Date, and (c) a copy of the irrevocable instructions to the Company’s transfer agent executed by the Company and its transfer agent regarding the issuance to the Investor or its designee of book-entry statement(s) representing the Commitment Shares pursuant to and in accordance with Section 10.1(ii) hereof.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices and Additional VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares and (ii) all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any state securities laws, the BVI Companies Act, or any other applicable law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Form 6-K Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market or FINRA with such suspension then continuing, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable U.S. federal, state, local and all applicable BVI governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, and no inquiry or investigation by any Governmental Authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions, that is then continuing.

(x) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A U.S. federal, state or BVI court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii) Commitment Shares Issued as DWAC Shares. The Company shall have caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of Ordinary Shares equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii) hereof, in accordance with Section 10.1(iv) hereof.

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing such transfer agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares and Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Ordinary Shares, 52,500,000 Ordinary Shares solely for the purpose of issuing Shares pursuant to VWAP Purchases and Additional VWAP Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement Date under this Agreement.

(xvi) Opinions and Negative Assurance Letter of Company U.S. Counsel and Company BVI Counsel. On the Commencement Date, the Investor shall have received the opinion and negative assurance letter from the Company’s outside U.S. counsel and the opinion from the Company’s outside BVI counsel, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

Section 7.3. Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices and Additional VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3, (X) with respect to a VWAP Purchase Notice for a VWAP Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the VWAP Purchase Commencement Time of the applicable VWAP Purchase Period for such VWAP Purchase to be effected pursuant to such VWAP Purchase Notice and (Y) with respect to an Additional VWAP Purchase Notice for an Additional VWAP Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the Additional VWAP Purchase Commencement Time of the applicable Additional VWAP Purchase Period for such VWAP Purchase to be effected pursuant to such Additional VWAP Purchase Notice (each such VWAP Purchase Commencement Time (with respect to a VWAP Purchase Notice) and each such Additional VWAP Purchase Commencement Time (with respect to an Additional VWAP Purchase Notice), at which time all such conditions must be satisfied, a “Purchase Condition Satisfaction Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiv) set forth in Section 7.2 shall be satisfied at the applicable Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(x).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares, (b) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices and Additional VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Additional VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase or an Additional VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or Additional VWAP Purchase (as applicable), in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices and Additional VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Additional VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase or an Additional VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to the Company’s transfer agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by its transfer agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any state securities laws, the BVI Companies Act, or any other applicable law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, or the applicable Additional VWAP Purchase Notice delivered by the Company to the Investor with respect to an Additional VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Additional VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Additional VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Additional VWAP Purchase (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii) No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market (or Eligible Market, as applicable) or FINRA with such suspension then continuing, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice or the applicable Additional VWAP Purchase Notice (as applicable) shall not (a) exceed, in the case of a VWAP Purchase Notice, the VWAP Purchase Maximum Amount applicable to such VWAP Purchase Notice or, in the case of an Additional VWAP Purchase Notice, the Additional VWAP Purchase Maximum Amount applicable to such Additional VWAP Purchase Notice, (b) cause the aggregate number of Ordinary Shares issued as Shares pursuant to this Agreement to exceed the Aggregate Limit, or (c) cause the Investor to beneficially own (under Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) Ordinary Shares in excess of the Beneficial Ownership Limitation.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice or Additional VWAP Purchase Notice (as applicable) shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior VWAP Purchase Notices and all prior Additional VWAP Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Additional VWAP Purchase (as applicable) shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

(x) Bring-Down Negative Assurance Letters of Company U.S. Counsel. The Investor shall have received (a) all Bring Down Letters from outside U.S. counsel to the Company for which the Company was obligated to instruct such counsel to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Additional VWAP Purchase (as applicable) and (b) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Additional VWAP Purchase (as applicable), in each case in accordance with Section 6.15.

ARTICLE VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Commencement Date, (ii) the date on which the Investor shall have purchased from the Company, pursuant to all VWAP Purchases and Additional VWAP Purchases that have occurred and fully settled pursuant to this Agreement, the Aggregate Limit of Shares for a total aggregate gross purchase price to the Company equal to the Total Commitment, (iii) the date on which the Ordinary Shares shall have failed to be listed on the Trading Market or any Eligible Market for a period of one (1) Trading Day, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have issued all of the Commitment Shares required to be issued to the Investor pursuant to Section 10.1(ii) of this Agreement and shall have paid the Document Preparation Fee required to be paid to the Investor or its counsel pursuant to Section 10.1(i) of this Agreement, in each case prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) the Business Combination Closing shall not have occurred prior to June 30, 2022; (b) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (c) a Fundamental Transaction shall have occurred; (d) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (e) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of forty (40) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any 365-day period, other than due to acts of the Investor; (f) trading in the Ordinary Shares on the Trading Market (or if the Ordinary Shares is then listed on an Eligible Market, trading in the Ordinary Shares on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (g) any of SWVL, Holdings or the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within five (5) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, or under the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable), the Company shall publicly disclose such information in accordance with the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) provisions of Subsection II of Article V of this Agreement (Representations and Warranties of SWVL and Holdings) shall survive the execution and delivery of this Agreement until the Business Combination Closing, at which time such representations and warranties shall have no further force or effect and shall be superseded in their entirety by the representations, warranties and covenants of the Company set forth in Subsection I of Article V (Representations, Warranties and Covenants of the Company), (ii) the provisions of Subsection I of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and (iii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by the Company or the Investor shall (A) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending VWAP Purchase Notice or any pending Additional VWAP Purchase Notice (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase and any pending Additional VWAP Purchase Notice (as applicable), and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase and any pending Additional VWAP Purchase under the Transaction Documents), (B) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (C) affect any Commitment Shares issued or issuable to the Investor pursuant to Section 10.1(ii), all of which Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement shall have occurred, whether any VWAP Purchases or Additional VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (D) affect the Document Preparation Fee payable or paid to the Investor (or to its counsel directly), all of which Document Preparation Fee shall be non-refundable when paid on or prior to the Closing Date pursuant to Section 10.1(i), regardless of whether the Commencement shall have occurred, whether any VWAP Purchases or Additional VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release any of the parties to this Agreement from any liability for any breach or default under this Agreement, or to impair the rights of the parties hereto and thereto to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or by SWVL and Holdings in this Agreement, (b) any breach of any of the representations, warranties covenants or agreements made by the Company or Holdings in the Registration Rights Agreement or in any of the other Transaction Documents to which it is a party or (c) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company, SWVL or Holdings) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (i) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in Article IV of this Agreement, and (ii) none of SWVL, Holdings or the Company shall be liable under subsection (c) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

Prior to the Business Combination Closing, SWVL and Holdings, jointly and severally, and from and after the Business Combination Closing, the Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of sufficiently detailed documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by SWVL, Holdings or the Company with any provision of this Agreement, the Registration Rights Agreement or any of the other Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse such party for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of SWVL, Holdings and the Company set forth in this Agreement shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by SWVL, Holdings and the Company set forth in this Section 9.1 may be unenforceable for any reason, such parties shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company (or, with respect to claims relating to any period prior to the Business Combination Closing, SWVL and Holdings) (such party, the “Indemnifying Party”) in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Indemnifying Party will not relieve such party from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Indemnifying Party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Indemnifying Party acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Indemnifying Party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Indemnifying Party notifies the Investor Party that the Indemnifying Party wishes to assume the defense of a claim, action, suit or proceeding, the Indemnifying Party will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Indemnifying Party and such Investor Party. In such event, the Indemnifying Party will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Indemnifying Party in the defense of any action or claim as to which indemnification is sought. The Indemnifying Party will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

ARTICLE X

MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that SWVL shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor (or to an account designated by the Investor’s counsel) (A) prior to the date of this Agreement, a non-accountable and non-refundable document preparation fee of $25,000, and (B) on the date of this Agreement, an additional non-accountable and non-refundable document preparation fee of $25,000 (totaling $50,000 in the aggregate), in each case exclusive of disbursements and out-of-pocket expenses (the “Document Preparation Fee”), in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company. For the avoidance of doubt, the Document Preparation Fee shall be non-refundable when paid on or prior to the Closing Date, regardless of whether the Commencement shall have occurred, any VWAP Purchases or Additional VWAP Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. The Company shall pay, and will indemnify and hold harmless the Investor and all of its Affiliates, members, officers, directors, employees and direct or indirect investors for, any and all U.S. federal, state, local, BVI and other foreign documentary, stamp, issue, transfer or similar taxes and duties including interest and penalties, that may be payable with respect to the execution and delivery of this Agreement and the Registration Rights Agreement or the creation, issue, sale and delivery of the Securities to the Investor or its designee(s) pursuant to this Agreement.

(ii) Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, on the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date, one or more certificate(s) or book-entry statement(s) representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date). Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date regardless of whether the Commencement shall have occurred, whether any VWAP Purchases or Additional VWAP Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. Upon issuance pursuant to this Section 10.1(ii), the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate or book-entry statement representing the Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. The Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, in each case in accordance with this Agreement and the Registration Rights Agreement.

(iii) Legends. The certificate(s) or book-entry statement(s) representing the Commitment Shares issued prior to the Effective Date of the Initial Registration Statement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of each VWAP Purchase Notice and all Shares to be issued in respect of each Additional VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.3 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the earlier of (a) the Commencement Date and (b) such time that the Investor shall request, provided all conditions of Rule 144 are met, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Company or its transfer agent of one or more legended certificates or book-entry statements representing the Commitment Shares issued to the Investor pursuant to Section 10.1(ii) (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (a) and (b) of this sentence), cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of Ordinary Shares equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to its transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) a notice of effectiveness in the form acceptable to the Company’s transfer agent (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Company’s transfer agent to issue to the Investor or its designee all of the Commitment Shares and the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) upon its request (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares and Commitment Shares to be issued and delivered from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued and delivered to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its transfer agent, or any successor transfer agent of the Company, with respect to the Shares and the Commitment Shares from and after Commencement, and the Shares and the Commitment Shares covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or its transfer agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all Ordinary Shares acquired by the Investor pursuant to this Agreement that contain the restrictive legend referred to in Section 10.1(iii) hereof (or any similar restrictive legend), or that have any stop transfer orders maintained that prohibit or impede the transfer thereof in any respect, at the greater of (i) the purchase price paid for such Ordinary Shares (as applicable) and (ii) the Closing Sale Price of the Ordinary Shares on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) Each of the parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each party hereby irrevocably submits to the exclusive jurisdiction of the U.S. state and federal courts sitting in the City of New York, New York, for the adjudication of any dispute under this Agreement or in connection herewith, or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. To the extent that any of SWVL, Holdings or the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law. By the execution and delivery of this Agreement, each of SWVL, Holdings and the Company acknowledges that prior to the Closing it will have, by separate written instrument, irrevocably designated and appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168 (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court sitting in the City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation. The

Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Ordinary Shares shall be outstanding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement (or, in the case of the Company, to the Agent for Service) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to SWVL, Holdings or the Company:

Swvl Inc.

The Offices 4, One Central

Dubai World Trade Centre

Dubai, United Arab Emirates

Telephone Number: +971 42241293

Email: mk@swvl.com

ys@swvl.com

Attention: Mostafa Kandil, Chief Executive Officer

Youssef Salem, Chief Financial Officer

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Telephone Number: (212) 474-1000

Email: ndorsey@cravath.com

Attention: Nicholas A. Dorsey

If to the Investor:

B. Riley Principal Capital, LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Telephone Number: (310) 966-1444

Email: legal@brileyfin.com

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

Telephone Number: (212) 415-9214

Email: marsico.anthony@dorsey.com

Attention: Anthony J. Marsico

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of Ordinary Shares in any Transaction Document shall, in all cases, be subject to adjustment for any share splits, share combinations, share dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. None of the parties hereto may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third-Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations and warranties of SWVL and Holdings contained in Subsection II of Article V of this Agreement shall survive the execution and delivery of this Agreement until the Business Combination Closing, at which time such representations and warranties shall have no further force or effect and shall be superseded in their entirety by the representations, warranties and covenants of the Company set forth in Subsection I of Article V. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Subsection I of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants) shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. SWVL and Holdings (as applicable and prior to the Business Combination Closing) and the Company (as applicable from and after the Business Combination Closing) shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other written public disclosure made by or on behalf of such party and relating to the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of this Agreement, the Registration Rights Agreement or the transactions contemplated hereby or thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 10.17. Judgment Currency. The Company agrees to indemnify the Investor and all of its Affiliates, shareholders, officers, directors, employees and direct or indirect investors, against any loss incurred by the Investor as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 10.18. Trust Account Waiver. Investor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the Trust Account, and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

HOLDINGS:

PIVOTAL HOLDINGS CORP,
a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands

By:	/s/ Youssef Salem
Name:	Youssef Salem
Title:	Director

SWVL:

SWVL INC.,
a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands

By:	/s/ Mostafa Kandil
Name:	Mostafa Kandil
Title:	Director

THE INVESTOR:

B. RILEY PRINCIPAL CAPITAL, LLC:

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	President

ANNEX I TO THE

ORDINARY SHARES PURCHASE AGREEMENT

DEFINITIONS

“Accountants” shall have the meaning assigned to such term in Section 5.6(d).

“Action” shall have the meaning assigned to such term in Section 5.13.

“Additional VWAP Purchase” shall have the meaning assigned to such term in Section 3.2.

“Additional VWAP Purchase Commencement Time” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, the time that is thirty (30) minutes after the latest of: (i) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the Additional VWAP Purchase Period for such Additional VWAP Purchase occurring on the same Purchase Date as such preceding VWAP Purchase, (ii) the Additional VWAP Purchase Ending Time of the Additional VWAP Purchase Period for the most recent prior Additional VWAP Purchase, if any, occurring on the same Purchase Date as such Additional VWAP Purchase, and (iii) the Investor’s timely receipt from the Company of the applicable Additional VWAP Purchase Notice for such Additional VWAP Purchase occurring on the same Purchase Date as the VWAP Purchase preceding such Additional VWAP Purchase (such receipt to be acknowledged by email correspondence from the Investor to each of the individual notice recipients set forth in the applicable VWAP Purchase Notice, other than via auto-reply).

“Additional VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.2.

“Additional VWAP Purchase Ending Time” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, the time that is the earlier of: (i) 4:00 p.m., New York City time, on the applicable Purchase Date for such Additional VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date, and (ii) immediately at such time following the Additional VWAP Purchase Commencement Time of the Additional VWAP Purchase Period for such Additional VWAP Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable), to be calculated commencing at the applicable Additional VWAP Purchase Commencement Time for such Additional VWAP Purchase, has exceeded the applicable Additional VWAP Purchase Share Volume Maximum for such Additional VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) shall exclude the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date.

“Additional VWAP Purchase Maximum Amount” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, such number of Ordinary Shares equal to the product of (i) the Purchase Share Percentage, multiplied by (ii) the Purchase Volume Reference Amount applicable to such Additional VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

“Additional VWAP Purchase Notice” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, an irrevocable written notice from the Company to the Investor directing the Investor to purchase a specified Additional VWAP Purchase Share Amount (such specified Additional VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.2 as necessary to give effect to the Additional VWAP Purchase Maximum Amount), at the applicable Additional VWAP Purchase Price therefor on the Purchase Date for such Additional VWAP Purchase in accordance with this Agreement, that is delivered by the Company to the Investor and received by the Investor (i) after the later of (X) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the applicable Additional VWAP Purchase Period for such Additional VWAP Purchase occurring on the same Purchase Date as such earlier VWAP Purchase and (Y) the Additional VWAP Purchase Ending Time of the Additional VWAP Purchase Period for the most recent prior Additional VWAP Purchase, if any, occurring on the same Purchase Date as such Additional VWAP Purchase, and (ii) prior to the earlier of (X) 1:30 p.m., New York City time, on such Purchase Date and (Y) such time that is exactly two-and-a-half (2-1⁄2) hours (or 150 minutes) immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market) on such Purchase Date, if the Trading Market (or such Eligible Market, as applicable) has theretofore publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date.

“Additional VWAP Purchase Period” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, the period on the Purchase Date for such Additional VWAP Purchase, beginning at the applicable Additional VWAP Purchase Commencement Time and ending at the applicable Additional VWAP Purchase Ending Time on such Purchase Date for such Additional VWAP Purchase.

“Additional VWAP Purchase Price” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, the purchase price per Share to be purchased by the Investor in such Additional VWAP Purchase, equal to (i) the product of (A) 0.97, multiplied by (B) the VWAP of the Ordinary Shares for the applicable Additional VWAP Purchase Period on the applicable Purchase Date for such Additional VWAP Purchase, provided that the Additional VWAP Purchase Share Amount to be purchased by the Investor in such Additional VWAP Purchase is equal to or less than 30.0% of the Purchase Volume Reference Amount applicable to such Additional VWAP Purchase, or (ii) the product of (A) 0.95, multiplied by (B) the VWAP of the Ordinary Shares for the applicable Additional VWAP Purchase Period on the applicable Purchase Date for such Additional VWAP Purchase, provided that the Additional VWAP Purchase Share Amount to be purchased by the Investor in such Additional VWAP Purchase is greater than 30.0%, but less than 50.0%, of the Purchase Volume Reference Amount applicable to such Additional VWAP Purchase; provided, further that in each case, that the calculation of the VWAP for the Ordinary Shares for the Additional VWAP Purchase Period for an Additional VWAP Purchase, during which Additional VWAP Purchase Period the last or closing sale of Ordinary

Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market) on the applicable Purchase Date has occurred, shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable). All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“Additional VWAP Purchase Share Amount” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, the total number of Shares to be purchased by the Investor in such Additional VWAP Purchase as specified by the Company in the applicable Additional VWAP Purchase Notice for such Additional VWAP Purchase, which total number of Shares shall not exceed the Additional VWAP Purchase Maximum Amount applicable to such Additional VWAP Purchase.

“Additional VWAP Purchase Share Volume Maximum” means, with respect to an Additional VWAP Purchase made pursuant to Section 3.2, a number of Ordinary Shares equal to the quotient obtained by dividing (i) the Additional VWAP Purchase Share Amount to be purchased by the Investor in such Additional VWAP Purchase, by (ii) (A) 0.30, if the Additional VWAP Purchase Share Amount to be purchased by the Investor in such Additional VWAP Purchase is equal to or less than 30.0% of the applicable Purchase Volume Reference Amount for such Additional VWAP Purchase, or (2) 0.50, if the Additional VWAP Purchase Share Amount to be purchased by the Investor in such Additional VWAP Purchase is greater than 30% and equal to or less than 50% of the applicable Purchase Volume Reference Amount for such Additional VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agent for Service” shall have the meaning assigned to such term in Section 10.2(ii).

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Anti-Corruption Laws” means (i) the FCPA, (ii) the UK Bribery Act 2010, (iii) Articles 103-111 of Egypt’s Penal Code, (iv) Articles 170-174 of Jordan’s Penal Code, (v) Kenya’s Bribery Act, No. 46 of 2016 and Anti-Corruption and Economic Crimes Act, (vi) Pakistan’s Prevention of Corruption Act and the National Accountability Ordinance, (vii) Saudi Arabia’s Royal Decree M/36, dated 29/12/1412H and Royal Decree 4 of 1440, (viii) Articles 234-239 of the UAE Penal Code, (ix) the anti-bribery legislation promulgated by the European Union and implemented by its member states, (x) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (xi) Law No. 3 of 1987, as amended, promulgating the United Arab Emirates (UAE) Federal Penal Code, (xii) Law No. 16 of 1960, as amended, promulgating the Jordanian Penal Code, (xiii) Bribery Act (No. 47 of 2016, Laws of Kenya) and (xiv) all other applicable anti-corruption, anti-bribery and similar Laws.

“Bankruptcy Law” means Title 11, U.S. Code, and any similar U.S. federal or U.S. state law for the relief of debtors, including, without limitation, U.S. federal or U.S. state insolvency laws, (ii) the BVI Insolvency Act, 2003, and the BVI Insolvency Rules, 2005, and any similar BVI law for the relief of debtors, including, without limitation, BVI insolvency laws, (iii) the Cayman Islands Bankruptcy Law (1997 Revision), the Cayman Islands Companies Law (2013 Revision), the Cayman Islands Companies Winding Up Rules 2008 (as amended), the Cayman Islands Insolvency Practitioners Regulations 2008 (as amended), the Foreign Bankruptcy Proceedings (International Cooperation) Rules 200 and any similar Cayman Islands law for the relief of debtors, including, without limitation, Cayman Islands insolvency laws, and (iv) any other foreign statute or law for the relief of debtors, including, without limitation, insolvency laws.

“BCA” shall have the meaning assigned to such term in the recitals of this Agreement.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.5.

“Bloomberg” means Bloomberg, L.P.

“Bring Down Letter” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Business Combination” shall have the meaning assigned to such term in the recitals of this Agreement.

“Business Combination Closing” shall have the meaning assigned to such term in the recitals of this Agreement.

“Business Combination Closing Date” shall have the meaning assigned to such term in Section 5.6(a).

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service”, that are owned or administered by the Company and used in the conduct of the business of the Company or any of its Subsidiaries.

“BVI Companies Act” means the BVI Business Companies Act (As Revised), including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder.

“BVI Merger Sub” shall have the meaning assigned to such term in the recitals of this Agreement.

“Cayman Islands Companies Act” means the Cayman Islands Companies Act (As Revised), including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder.

“Cayman Merger Sub” shall have the meaning assigned to such term in the recitals of this Agreement.

“Claim” shall have the meaning assigned to such term in Section 10.18.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date on which the Closing shall have occurred.

“Closing Sale Price” means, for the Ordinary Shares as of any date, the last closing trade price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Ordinary Shares, then the last trade price for the Ordinary Shares prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.24.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act on or after the Business Combination Closing Date, including, without limitation, the Form 6-K Report; (2) the final proxy statement/prospectus, which forms part of the registration statement on Form F-4 filed with the Commission by Holdings, as amended or supplemented (File No. 333-259800), including the Annexes thereto and accompanying financial statements, and all documents incorporated therein by reference, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Merger Proxy Statement/Prospectus”); (3) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (4) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” means such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, rounded to the nearest whole Ordinary Share, as shall be equal to the quotient obtained by dividing (a) the product of (i) 0.0075 and (ii) the Total Commitment at the Closing Date (to be fixed by amendment to this Agreement executed by the parties hereto on or prior to the Closing Date), by (b) the VWAP of the Ordinary Shares for the full primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) on the Trading Day immediately preceding the Closing Date, which the Company shall cause its transfer agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Company Organizational Documents” means the amended and restated memorandum and articles of association of the Company in force following the Closing Date.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Cover Price” shall have the meaning assigned to such term in Section 3.3.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.

“COVID-19 Measures” means any quarantine, “shelter in place,” “work from home,” workforce reduction, social distancing, shut down, closure, sequester, safety or any other law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES) or any changes thereto.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.42.

“Document Preparation Fee” shall have the meaning assigned to such term in Section 10.1(i).

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means Ordinary Shares issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company’s transfer agent to the Investor’s (or its designee’s) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means The Nasdaq Capital Market, The Nasdaq Global Select Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Environment” means any ambient air, surface water, drinking water, groundwater, land surface (whether below or above water), subsurface strata, sediment, plant or animal life, and natural resources.

“Environmental Claim” means any claim, judicial or administrative proceeding, investigation or notice by any Person, including any Governmental Authority, alleging potential liability (including potential liability for investigatory costs, cleanup or remediation costs, governmental or third party response costs, natural resource damages, property damage, personal injuries, or fines or penalties) based on or resulting from (a) the presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, as applicable, or (b) any Environmental Law, including the alleged or actual violation thereof.

“Environmental Laws” means any U.S. federal, state or local or any BVI law, statute, ordinance, regulation, order or rule relating to: (a) the Environment, including pollution, contamination, cleanup, preservation, protection and reclamation of the Environment, (b) the protection of human health with respect to, or the exposure of employees or third parties to, any Hazardous Materials, (c) any Release or threatened Release of any Hazardous Materials, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such Release or threatened Release, (d) the management of any Hazardous Materials, including the use, labeling, processing, disposal, storage, treatment, transport, or recycling of any Hazardous Materials, or (e) the presence of Hazardous Materials in any building, physical structure, product or fixture.

“Environmental Permits” means all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority required under Environmental Laws for the conduct of the business and activities of the Company and its Subsidiaries, as currently conducted.

“ERISA” shall have the meaning assigned to such term in Section 5.24.

“ERISA Affiliate” shall have the meaning assigned to such term in Section 5.24.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor (or its designee) pursuant to the Transaction Documents, (2) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares or Ordinary Shares Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Ordinary Shares issued by the Company to the Investor (or its designee) in connection with any “equity line of credit” or other continuous offering or similar offering of Ordinary Shares (other than the transactions contemplated by the Transaction Documents) pursuant to one or more written agreements between the Company and the Investor or an Affiliate of the Investor executed after the date of this Agreement (if any), whereby the Company may sell Ordinary Shares to the Investor or an Affiliate of the Investor at a future determined price, or (e) Ordinary Shares issued by the Company in any “at the market offering” or “equity distribution program” or similar offering of Ordinary Shares exclusively to or through B. Riley Securities, Inc. pursuant to one or more written agreements between the Company and B. Riley Securities, Inc.

“Export Control and Economic Sanctions Laws” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including the Arms Export Control Act (22 U.S.C. § 2751, et seq.), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Control Reform Act of 2018 (50 U.S.C. Chapter 58), the Export Administration Act of 1979 (50 U.S.C. Chapter 56), the Export Administration Regulations (15 C.F.R. Parts 730-774), regulations promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control (31 C.F.R. Parts 500-599) and corresponding enabling statutes, including but not limited to the International Emergency Economic Powers Act (50 U.S.C. Chapter 35) and the Trading With the Enemy Act (50 U.S.C. Chapter 53)), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) any other Governmental Authority with jurisdiction over the Company or any Subsidiary of the Company from time to time.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form 6-K Report” shall have the meaning assigned to such term in Section 2.3.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the beneficial owners of the Company’s share capital immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding Ordinary Shares (excluding any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires beneficial ownership of more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Government Official” means any officer or employee of a Governmental Authority or a public international organization, or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of such government or department, agency or instrumentality, or for or on behalf of any such public international organization, including: (i) a foreign official as defined by the FCPA, (ii) an officer or employee of a government-owned, -controlled, or -operated enterprise, such as a national oil company, and (iii) any non-U.S. political party or party official, or any candidate for non-U.S. political office.

“Governmental Order” means any ruling, order, judgment, injunction, edict, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos, polychlorinated biphenyls, per- or polyfluoroalkyl substances, and any other substance, material, or waste defined or regulated as hazardous, toxic, or words of similar import under any Environmental Law.

“Holdings” shall have the meaning assigned to such term in the preamble of this Agreement.

“Holdings Organizational Documents” means the Amended and Restated Memorandum and Articles of Association of Holdings as in effect from time to time.

“Indemnifying Party” shall have the meaning assigned to such term in Section 9.2.

“IFRS” shall have the meaning assigned to such term in Section 5.6(b).

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property” means (i) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights, and other rights in works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof, (iv) trade secrets, proprietary know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), and database protection rights, (v) Internet domain name registrations, (vi) rights of privacy (excluding those arising under Privacy Laws) and publicity and all other intellectual property or proprietary rights of any kind or description, and (vii) all legal rights arising from clauses (i) through (vi) above, including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.42.

“IT Systems and Data” shall have the meaning assigned to such term in Section 5.40.

“judgment currency” shall have the meaning assigned to such term in Section 10.17.

“Knowledge” means the actual knowledge of any of the applicable entity’s Chief Executive Officer and the applicable entity’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the applicable entity and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, excluding any facts, circumstances, changes or effects, individually or in the aggregate, exclusively and directly resulting from, relating to or arising out of any of the following: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies, (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies, (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees, (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (e) any action taken by the Investor, any of its officers, its sole member or the Investor’s Broker-Dealer, or any of such Person’s successors with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby; or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party.

“Material Agreements” shall have the meaning assigned to such term in Section 5.19.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“New York Court” shall have the meaning assigned to such term in Section 5.44.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iv).

“Ordinary Shares” means the Class A ordinary shares, par value $0.0001, of the Company.

“Ordinary Shares Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permits” shall have the meaning assigned to such term in Section 5.17(a).

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information and Confidential Data” means any information relating to an identified or identifiable natural person and any similar information or data regulated under applicable Privacy Laws. For purposes of this definition, an “identifiable natural person” is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

“PFIC” shall have the meaning assigned to such term in Section 5.38.

“Policies” shall have the meaning assigned to such term in Section 5.41.

“Privacy Laws” means all applicable laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information, or the security of Company’s Business Systems, including the General Data Protection Regulation (EU) 2016/679 and Egypt’s Personal Data Protection Law No. 151 of 2020.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 7.3.

“Purchase Date” means, (i) with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement, and (ii) with respect to an Additional VWAP Purchase made pursuant to Section 3.2, the Trading Day on which the Investor timely receives, (A) after the later of (X) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the applicable Additional VWAP Purchase Period for such Additional VWAP Purchase occurring on the same Trading Day as such earlier VWAP Purchase and (Y) the Additional VWAP Purchase Ending Time of the Additional VWAP Purchase Period for the most recent prior Additional VWAP Purchase, if any, occurring on the same Trading Day as such Additional VWAP Purchase, and (B) prior to the earlier of (X) 1:30 p.m., New York City time, on such Trading Day for such Additional VWAP Purchase and (Y) such time that is exactly two-and-a-half (2-1⁄2) hours (or 150 minutes) immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market) on such Trading Day, if the Trading Market (or such Eligible Market, as applicable) has publicly announced that the official close of the primary (or “regular”) trading session shall be earlier than 4:00 p.m., New York City time, on such Trading Day.

“Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.3.

“Purchase Share Percentage” means, with respect to each VWAP Purchase made pursuant to Section 3.1 and with respect to each Additional VWAP Purchase made pursuant to Section 3.2, fifty percent (50.0%).

“Purchase Volume Reference Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1 on a Purchase Date and with respect to each Additional VWAP Purchase made pursuant to Section 3.2 on the same Purchase Date as such VWAP Purchase (as applicable), such number of Ordinary Shares equal to the quotient obtained by dividing (i) the total aggregate number (or volume) of Ordinary Shares traded during the full primary (or “regular”) trading sessions on the Trading Market (or on such Eligible Market, as applicable) during the ten (10) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the Purchase Date for such VWAP Purchase and for each such Additional VWAP Purchase occurring on the same Purchase Date as such VWAP Purchase (as applicable), by (ii) ten (10). All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the Environment.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sanctioned Jurisdiction” means any country, state, territory or region which is subject to comprehensive economic or trade restrictions under applicable Export Control and Economic Sanctions Laws, which may change from time to time (which includes, as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea region).

“Sanctioned Person” means at any time (i) any person listed on any sanctions-related list of designated or blocked persons, including the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or Sectoral Sanctions Identifications List of the U.S. Department of the Treasury’s Office of Foreign Assets Control; the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; the Debarred List of the U.S. Department of State’s Directorate of Defense Trade Controls; any list of sanctioned persons administered and maintained by the U.S. Department of State relating to nonproliferation, terrorism, Cuba, Iran, or Russia; and any similar lists of other jurisdictions to the extent applicable to the Company, (ii) the government of, or any person resident in or organized under the laws of a Sanctioned Jurisdiction, or (iii) any person majority-owned or controlled by any of the foregoing.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(d).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the Ordinary Shares that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices and Additional VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Software” means all computer software (in any format, including object code, byte code or source code), and related system and user documentation.

“SPAC Merger” shall have the meaning assigned to such term in the recitals of this Agreement.

“SPAC Organizational Documents” means the Amended and Restated Memorandum and Articles of Association of SPAC, adopted by special resolution dated January 19, 2021, as the same may be amended, supplemented or modified from time to time.

“SPAC SEC Reports” shall have the meaning assigned to such term in Section 5.80(a).

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the applicable entity and/or any of its other Subsidiaries.

“SWVL” shall have the meaning assigned to such term in the preamble of this Agreement.

“SWVL Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of SWVL that is material and adverse to SWVL and its Subsidiaries, taken as a whole, excluding any facts, circumstances, changes or effects, individually or in the aggregate, exclusively and directly resulting from, relating to or arising out of any of the following: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected SWVL in a materially disproportionate manner as compared to other similarly situated companies, (b) changes generally affecting the industries in which SWVL and its Subsidiaries operate, provided such changes shall not have affected SWVL and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies, (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement on SWVL’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees, (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (e) any action taken by the Investor, any of its officers, its sole member or the Investor’s Broker-Dealer, or any of such Person’s successors with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected SWVL in a materially disproportionate manner as compared to other similarly situated companies; (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby; or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of SWVL to perform any of its obligations under this Agreement.

“SWVL Merger” shall have the meaning assigned to such term in the recitals of this Agreement.

“SWVL Permits” shall have the meaning assigned to such term in Section 5.62.

“SWVL Organizational Documents” means the Amended and restated memorandum and articles of association of the Company, registered on July 29, 2021.

“Threshold Price” means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, share split or other similar transaction, the “Threshold Price” shall mean the lower of (i) such adjusted price and (ii) $1.00.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Ordinary Shares is then listed on an Eligible Market, such Eligible Market is open for “regular” trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for “regular” trading for a period of time less than the customary “regular” trading period.

“Trading Market” means The Nasdaq Global Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Trustee” shall have the meaning assigned to such term in Section 5.83.

“Trust Account” shall have the meaning assigned to such term in Section 5.83.

“Trust Agreement” shall have the meaning assigned to such term in Section 5.83.

“Trust Fund” shall have the meaning assigned to such term in Section 5.83.

“Trust Fund Proceeds Amount” shall mean the dollar amount of funds released to the Company on or after the Business Combination Closing Date (net of redemptions) from the Trust Fund, such dollar amount to be specified in an amendment to this Agreement to be executed by the parties hereto on or prior to the Closing Date.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares or Ordinary Shares Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Ordinary Shares or Ordinary Shares Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Ordinary Shares or Ordinary Shares Equivalents, whereby the Company may sell Ordinary Shares or Ordinary Shares Equivalents at a future determined price.

“VWAP” means, for the Ordinary Shares for a specified period, the dollar volume-weighted average price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function; provided, however, that (i) the calculation of the dollar volume-weighted average price for the Ordinary Shares for the VWAP Purchase Period for each VWAP Purchase, (A) during which VWAP Purchase Period the opening or first purchase of Ordinary Shares at or following the official open of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market) on the Purchase Date for such VWAP Purchase has occurred, shall exclude from such calculation such opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, and (B) during which VWAP Purchase Period the last or closing sale of Ordinary Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on the Purchase Date for such VWAP Purchase has occurred (as applicable), shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date; and (ii) the calculation of the dollar volume-weighted average price for the Ordinary Shares for the Additional VWAP Purchase Period for each Additional VWAP Purchase, during which Additional VWAP Purchase Period the last or closing sale of Ordinary Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on the Purchase Date for such Additional VWAP Purchase has occurred (as applicable), shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Purchase Date for such VWAP Purchase, or such later time on such Purchase Date publicly announced by the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date.

“VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the time that is the earlier of: (i) 4:00 p.m., New York City time, on the Purchase Date for such VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date, and (ii) immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable), to be calculated commencing at the applicable VWAP Purchase Commencement Time for such VWAP Purchase, has exceeded the applicable VWAP Purchase Share Volume Maximum for such VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) shall exclude from such calculation (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable).

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of Ordinary Shares equal to the product of (i) the Purchase Share Percentage, multiplied by (ii) the Purchase Volume Reference Amount applicable to such VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor, and received by the Investor, after 6:00 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date for such VWAP Purchase, directing the Investor to purchase a specified VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor on such Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the Purchase Date for such VWAP Purchase, beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Ending Time on such Purchase Date for such VWAP Purchase.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, equal to (i) the product of (A) 0.97, multiplied by (B) the VWAP of the Ordinary Shares for the applicable VWAP Purchase Period on the applicable Purchase Date for such VWAP Purchase; provided that the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase is equal to or less than 30.0% of the Purchase Volume Reference Amount applicable to such VWAP Purchase, or (ii) the product of (A) 0.95, multiplied by (B) the VWAP of the Ordinary Shares for the applicable VWAP Purchase Period on the applicable Purchase Date for such VWAP Purchase, provided that the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase is greater than 30.0%, but less than 50.0%, of the Purchase Volume Reference Amount applicable to such VWAP Purchase; provided, further, that in each case the calculation of the VWAP for the Ordinary Shares for the VWAP Purchase Period for each VWAP Purchase (A) during which VWAP Purchase Period the opening or first purchase of Ordinary

Shares at or following the official open of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market) on the Purchase Date for such VWAP Purchase has occurred, shall exclude from such calculation such opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, and (B) during which VWAP Purchase Period the last or closing sale of Ordinary Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on the Purchase Date for such VWAP Purchase has occurred (as applicable), shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the total number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, which total number of Shares shall not exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase.

“VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of Ordinary Shares equal to the quotient obtained by dividing (i) the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase, by (ii) (A) 0.30, if the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase is equal to or less than 30.0% of the applicable Purchase Volume Reference Amount for such VWAP Purchase, or (2) 0.50, if the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase is greater than 30% and equal to or less than 50% of the applicable Purchase Volume Reference Amount for such VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[TO BE FURNISHED SEPARATELY]

A-1

EXHIBIT B

CLOSING CERTIFICATE

[TO BE FURNISHED SEPARATELY]

B-1

EXHIBIT C

COMPLIANCE CERTIFICATE

[TO BE FURNISHED SEPARATELY]

C-1

DISCLOSURE SCHEDULE

RELATING TO THE ORDINARY SHARES

PURCHASE AGREEMENT, DATED AS OF MARCH 22, 2022

This disclosure schedule is made and given pursuant to Subsection I of Article V of the Ordinary Shares Purchase Agreement, dated as of March 22, 2022 (the “Agreement”), by and among B. Riley Principal Capital, LLC, a Delaware limited liability company (the “Investor”), Swvl Inc., a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (“SWVL”), and Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and a wholly owned Subsidiary of SWVL (“Holdings”). Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.